FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal exceutive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

This Form 8-K is being filed to provide information with respect to the adoption of the following documents with respect to executive officers of Telephone and Data Systems, Inc. (“TDS”) that are specified in paragraph (e) of Item 5.02 of Form 8-K:

1.             Form of Long-Term Incentive Plan Stock Option Award Agreement for officers of TDS and officers of its wholly-owned subsidiary, TDS Telecommunications Corporation (“TDS Telecom”):

This form provides for the award of stock options with respect to TDS Common Shares to officers of TDS and TDS Telecom.  This form was adopted by the TDS Compensation Committee on May 16, 2012 for use under the TDS 2011 Long-Term Incentive Plan, which became effective on January 24, 2012.  A copy of the form is filed herewith as Exhibit 10.1.

2.             Form of Long-Term Incentive Plan Restricted Stock Unit Award Agreement for officers of TDS and TDS Telecom:

This form provides for the award of restricted stock units with respect to TDS Common Shares to officers of TDS and TDS Telecom.  This form was adopted by the TDS Compensation Committee on May 16, 2012 for use under the TDS 2011 Long-Term Incentive Plan, which became effective on January 24, 2012.  A copy of the form is filed herewith as Exhibit 10.2.

The foregoing descriptions are qualified by reference to the forms of such documents which are attached hereto as exhibits and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date:	May 17, 2012

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
10.1	Form of Long-Term Incentive Plan Stock Option Award Agreement for Officers of TDS and TDS Telecom

10.2	Form of Long-Term Incentive Plan Restricted Stock Unit Award Agreement for Officers of TDS and TDS Telecom